                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 333-91247, 333-95071, 333-52324, 33-22493,
33-25807, 33-26024, as amended in Registration No. 2-97533, 33-33626, 33-46518,
33-53973, 333-02029, 333-32603, 333-40565 and 333-60081) and on Form S-3
(Registration Nos. 33-54477, 333-24999, 333-52213, 333-83163, 333-89899, and
333-36032) of Burlington Resources Inc. of our report dated February 12, 2001 relating to the financial statements and financial statement schedules, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

Houston, Texas
February 20, 2001